Exhibit 10.2

FIRST AMENDMENT TO
WARRANT NO. 1

This First Amendment to Warrant No. 1 (“First Amendment”) is entered into as of the ___ day of September, 2012 by X-Factor Communications, LLC (“Company”), X-Factor Communications Holdings, Inc. (“Holdings”) and the New Jersey Economic Development Authority (“Authority”), hereinafter, collectively referred to as “Parties”.

WHEREAS, Company executed and delivered to Authority that certain Warrant No. 1, dated July 31, 2009 (the “Original Warrant”) to subscribe for and purchase up to 28,900 units (the “Original Warrant Units”) of the fully paid and nonassessable Series B Participating Preferred Units (“Preferred Units”), “no” par value, of the Company, at a purchase price per unit equal to $4.33 each (“Original Warrant Price”), on or before, 5:00 P.M., Eastern Time, on 10 years from Warrant Date (the “Expiration Date”) in conjunction with a certain $500,000 loan made by the Authority to Company (the “Loan”).  The Loan is evidenced by a Secured Convertible Promissory Note of the same date (the “Original Note”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Warrant and other Transaction Documents.

WHEREAS, in order to allow time for the Company to change its corporate structure by becoming a subsidiary of a shell holding company whose common stock is quoted on the over-the-counter market, X-Factor Communications Holdings, Inc. (“Holdings”), through a reverse merger evidenced by an Agreement and Plan of Merger dated March 5, 2012, Company requested and the Authority agreed to restructure repayment of the Original Note retroactively beginning January 1, 2012 to allow a three month deferral of principal payments until April 1, 2012 with regular monthly payments of principal plus interest resumed on May 1, 2012. In exchange for such consideration, the Company made a one-time lump sum payment towards principal in the amount of $56,818.20 (representing four months principal at $14,204.55 per month); and consented to the Authority receipt of warrants to purchase 160,414 shares of Holdings’ common stock at a strike price of $0.78 per share.

WHEREAS, as a result of the reverse merger, all issued and outstanding membership units of the Company were transferred to Holdings; and

WHEREAS, it is, therefore, necessary to amend the Original Warrant from a grant of preferred units of the Company to a grant of an equivalent value of shares of common stock of Holdings.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Line 12 on page 1, cover page of the Original Warrant is modified by deleting “X-Factor Communications, LLC” and replacing it with “X-Factor Communications Holdings, Inc.”.

2.           Line 14 on page 1, cover page of the Original Warrant is modified by deleting “28,900 Preferred Units” and replacing it with “160,414 shares of Common Stock”.

3.           First sentence of the first paragraph on page 1, cover page of the Original Warrant is deleted in its entirety and replaced with:

“FOR VALUE RECEIVED, X-FACTOR COMMUNICATIONS HOLDINGS, INC., having an address at 3 Empire Blvd, South Hackensack, New Jersey 07606, a Delaware corporation (the “Company”), hereby certifies that THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of the warrant (the “Warrant”) to subscribe for and purchase of up to 160,414 shares (the “Warrant Shares”) of the fully paid and nonassessable Common Stock (“Common Stock”), “no” par value, of the Company, at a purchase price per share equal to $0.78 each  (the “Warrant  Price”), on or before, 5:00 P.M., Eastern Time, on 10 years from Warrant Date, which is July 31, 2019 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth; provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2.3 below shall apply.”

4.           The Original Warrant is modified by deleting the term “Warrant Units” and replacing it with “Warrant Shares” through the entire document.

5.           The Original Warrant is modified by deleting the term “Preferred Units” and replacing it with “Common Stock” through the entire document, including Appendix A, Appendix B, and Schedule 1.

6.           The following new article is added as Article 21 to the Original Warrant:

“Article 21. Continuing Obligations. For so long as this Warrant is outstanding, X-Factor Communications, LLC shall continue to comply in all respects with the following provisions of the Loan Agreement whether or not the Loan remains outstanding: Section 6(a)(ii), Section 6(a)(iii), Section 6(a)(iv), Section 6(a)(xii), Section 6(b)(x) and Section 6(b)(xi). Additionally, for so long as this Warrant is outstanding, X-Factor Communications Holdings, Inc. shall continue to comply in all respects with the following provisions of the Corporate Guarantee Agreement whether or not the Loan remains outstanding: Section 9, Section 11 and Rider A, subsections (a), (b), (d) and (e).”

7.           Appendix A “Notice of Exercise” of the Original Warrant is modified as follows:

- Line 1 is modified by deleting “X-Factor Communications, LLC” and replacing it with “X-Factor Communications Holdings, Inc.”;

- Section 1 is modified to read as follows:

“The undersigned hereby elects to purchase 160,414 shares of Common Stock of the Company pursuant to the terms of the attached Warrant”.

8.           Schedule 1 “Investment Representation Statement”, line 2 of the Original Warrant is modified by deleting “X-Factor Communications, LLC” and replacing it with “X-Factor Communications Holdings, Inc.”.

9.           Appendix B “Net Issue Election Notice” of the Original Warrant is modified by deleting “X-Factor Communications, LLC” and replacing it with “X-Factor Communications Holdings, Inc.”.

10.         Except as otherwise provided in this First Amendment, all of the terms, covenants and conditions of the Original Warrant shall remain in full force and effect.

11.         All references to the term “Warrant” and “Transaction Documents” in the Original Warrant and the other Transaction Documents shall be deemed to refer to the Original Warrant, as modified by this First Amendment.

12.         This First Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which shall together constitute one and the same document, and shall be binding on the signatories.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed on their behalf by one of their officers thereunto duly authorized.

WITNESS:	X-FACTOR COMMUNICATIONS, LLC

	By:	/s/ Charles Saracino
Charles Saracino
President and CEO

WITNESS:	X-FACTOR COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Charles Saracino
Charles Saracino
President and CEO

Accepted and Agreed:
NEW JERSEY ECONOMIC DEVLEOPMENT AUTHORITY

By:	/s/ Daniel Weick
Daniel Weick
Director-Finance & Bond Portfolio Management